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                                                                     Exhibit 5.3

                        TAFT, STETTINIUS & HOLLISTER LLP

                         425 WALNUT STREET, SUITE 1800
                          CINCINNATI, OHIO 45202-3957
                                  513-381-2838
    COLUMBUS, OHIO OFFICE      FAX: 513-381-0205        CLEVELAND, OHIO OFFICE
       TWELFTH FLOOR              www.taftlaw.com           3500 BP TOWER
    21 EAST STATE STREET                                  200 PUBLIC SQUARE
  COLUMBUS, OHIO 43215-4221                           CLEVELAND, OHIO 44114-2302
        614-221-3838                                          216-241-3838
     FAX: 614-221-207                                      FAX: 216-241-3707

   NORTHERN KENTUCKY OFFICE                               DAYTON, OHIO OFFICE
         SUITE 340                                             SUITE 900
     1717 DIXIE HIGHWAY                                  110 NORTH MAIN STREET
COVINGTON, KENTUCKY 41011-4704                          DAYTON, OHIO 45402-1785
       859-331-2838                                          937-228-2838
       513-381-2838                                       FAX: 937-228-2816
    FAX: 513-381-6613

                                  July 7, 2004

Neenah Foundry Company
2121 Brooks Avenue
P.O. Box 729
Neenah, Wisconsin 54957

         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Dalton Corporation, Stryker Machining Facility Co. ("Dalton Stryker"), Dalton Corporation, Ashland Manufacturing Facility ("Dalton Ashland"), and Peerless Corporation ("Peerless") (Dalton Stryker, Dalton Ashland and Peerless, collectively, the "Ohio Guarantors"), in connection with the proposed registration by the Ohio Guarantors of their respective guarantees of those certain 13% Senior Subordinated Notes due 2013 issued by Neenah Foundry Co. in the aggregate principal amount of $100,000,000 (the "Notes") pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement."

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the following (collectively, the Documents):

         (i)      The Indenture dated as of October 8, 2003 governing the Notes;

         (ii)     An executed certificate representing the Notes;

         (iii) An executed certificate representing the guarantees by the Ohio Guarantors of the Notes (such certificate, the "Ohio Guarantees");

         (iv) Amended and Restated Articles of Incorporation for Dalton Stryker dated February 11, 1997, as certified by the Ohio Secretary of State's Office on August


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Neenah Foundry Company
July 7, 2004
Page 2


                  20, 2003, and Code of Regulations for Dalton Stryker dated as of February 11, 1997, as certified by Secretary's Certificate for Dalton Stryker;

         (v) Executed Secretary's Certificate for Dalton Stryker dated as of October 8, 2003;

         (vi) Executed Consent in Lieu of Special Meeting of Board of Directors for Dalton Stryker attached to the above-referenced Secretary's Certificate for Dalton Stryker;

         (vii) Good Standing Certificate for Dalton Stryker issued by the Ohio Secretary of State's Office on September 25, 2003;

         (viii) Articles of Incorporation for Dalton Ashland filed with the Ohio Secretary of State on June 22, 1995, as amended by Certificate of Amendment of Articles of Incorporation dated June 27, 1995 and Certificate of Amendment of Articles of Incorporation dated February 11, 1997, and Amended and Restated Code of Regulations for Dalton Ashland dated as of February 11, 1997, as certified by Secretary's Certificate for Dalton Ashland;

         (ix) Executed Secretary's Certificate for Dalton Ashland dated as of October 8, 2003;

         (x) Executed Consent in Lieu of Special Meeting of Board of Directors for Dalton Ashland attached to the above-referenced Secretary's Certificate for Dalton Ashland;

         (xi) Good Standing Certificate for Dalton Ashland issued by the Ohio Secretary of State's Office on September 17, 2003;

         (xii) Articles of Incorporation dated August 25, 1989 and Code of Regulations for Peerless dated as of September 8, 1989, as certified by Secretary's Certificate for Peerless;

         (xiii) Executed Secretary's Certificate for Peerless dated as of October 8, 2003; and

         (xiv) Executed Consent in Lieu of Special Meeting of Board of Directors for Peerless attached to the above-referenced Secretary's Certificate for Peerless.

         The documents identified in items (iv) through (xiv) above are collectively referred to herein as the "Organizational Documents").

         For purposes of this opinion, we have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies; (c) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the parties which are the Ohio Guarantors, and the due execution (except with respect to the


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Neenah Foundry Company
July 7, 2004
Page 3


Ohio Guarantors) and delivery, pursuant to due authorization (except with respect to our opinion set forth in paragraph 2 below relating to the Ohio Guarantors) of all documents by the parties thereto; (d) that all parties other than the Ohio Guarantors had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, to enter into and perform all obligations thereunder and, except as set forth in our opinion below, the validity and binding effect thereof on such parties; (e) that any individual executing any of the Documents has the legal capacity to enter into a valid, binding and enforceable contract on behalf of the party for whom such individual is acting and is not acting under fraud, duress or any other legal disability;
(f) the accuracy of all factual matters set forth in all Documents and certificates upon which we have relied in rendering the opinions set forth below; (g) that the Organizational Documents are in full force and effect and have not been rescinded, supplemented or modified in any respect; and (h) that no litigation or judicial or other proceeding or other decree, order, judgment, execution, attachment or agreement to which any Ohio Guarantor is a party or by which its assets or business is bound adversely affects the granting or enforcement of liens on or security interests in its assets or any of the transactions contemplated under the Documents or requires the consent of, the giving of notice to, or the taking of any other action in respect to, any governmental agency or authority of the State of Ohio or any third party in connection with the transactions contemplated by the Documents.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         1. Each of the Ohio Guarantors has the corporate power to enter into the Ohio Guarantees to which it is a party.

         2. The Board of Directors of each of the Ohio Guarantors has adopted by requisite vote the resolutions necessary to authorize the execution and delivery of the Ohio Guarantees to which it is a party.

         3. The Ohio Guarantees to which each such Ohio Guarantor is a party have been duly executed by each such Ohio Guarantor.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

         Our advice on every legal issue addressed in this letter is based on exclusively on the internal law of the State of Ohio (the "Applicable Law").

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date the Registration Statement is declared effective.


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Neenah Foundry Company
July 7, 2004
Page 4

         This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. The law firm of Kirkland & Ellis LLP may rely on this opinion.

                                                Yours very truly,

                                                TAFT, STETTINIUS & HOLLISTER LLP